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                                                                    EXHIBIT 12.1

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (stated in thousands of U S dollars)

                                                                       Year ended December 31,
                                          ---------------------------------------------------------------------------
                                               1999           2000            2001           2002           2003
                                          --------------  -------------  -------------  --------------  -------------
Consolidated income (loss) before
income tax and minority interest          $       -8,291  $      -5,783  $       2,805  $      -13,571  $     -10,000

Investment in affiliates                               -          1,646            692              45         -3,140

Interest expense                                  14,459         16,061         17,113          16,178    (1)  15,622

Amortization of debt issue costs                     605            585            585             585            585
                                          --------------  -------------  -------------  --------------  -------------

        Earnings                                   6,773         12,509         21,195           3,237          3,067
                                          ==============  =============  =============  ==============  =============

Interest expense                          $       14,459  $      16,061  $      17,113  $       16,178  $ (1)  15,622

Amortization of debt issue costs                     605            585            585             585            585
                                          --------------  -------------  -------------  --------------  -------------

       Fixed Charges                              15,064         16,646         17,698          16,763         16,207
                                          ==============  =============  =============  ==============  =============

Ratio of Earnings to Fixed Charges          (2)        -    (2)       -            1.2    (2)        -    (2)       -
                                          ==============  =============  =============  ==============  =============

Dollar amount of the coverage deficiency  $        8,291  $       4,137  $           -  $       13,526  $      13,140

                                                                     Nine
                                                Pro Forma           Months                Pro Forma
                                           for the Year ended        Ended        for the Nine Months Period
                                                December 31,     September 30,          September 30,
                                           ------------------  -----------------  --------------------------
                                                 2003                2004                     2004
                                           ------------------  -----------------  --------------------------
                                               (unaudited)        (unaudited)             (unaudited)
Consolidated income (loss) before
income tax and minority interest            $      -12,695     $          12,968        $      10,948

Investment in subsidiaries                             692                  -233                 -233

Interest expense                                    19,893       (1)      11,933               13,985

Amortization of debt issue costs                       500                   407                  375
                                            --------------     -----------------        -------------

        Earnings                                     8,390                25,075               25,075
                                            ==============     =================        =============

Interest expense                            $       19,893     $ (1)      11,933        $      13,985

Amortization of debt issue costs                       500                   407                  375
                                            --------------     -----------------        -------------

       Fixed Charges                                20,393                12,340               14,360
                                            ==============     =================        =============

Ratio of Earnings to Fixed Charges            (2)        -                   2.0                  1.7
                                            ==============     =================        =============

Dollar amount of the coverage deficiency    $       12,003     $               -        $           -

(1) The interest expense amounts presented in this exhibit do not include the financial gain on exthinguishment of debt amounting $ 1,782 for the year ended December 31, 2003 and $ 1,344 for the nine-months period ended September 30, 2004.

(2)   In these fiscal years the earnings are inadequate to cover fixed charges.